UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014 (November 20, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 20, 2014, HC2 Holdings, Inc., a Delaware corporation (the “Company”), issued $250 million aggregate principal amount of 11.000% senior secured notes due 2019 (the “Notes”). The Notes were issued under an indenture dated November 20, 2014, by and among the Company, the guarantors party thereto and U.S. Bank National Association, a national banking association (“U.S. Bank”), as trustee (the “Indenture”). The Notes were priced at 99.050% of par.

Certain terms and conditions of the Notes are as follows:

Maturity. The Notes mature on December 1, 2019.

Interest. The Notes accrue interest at a rate of 11.000% per year. Interest on the Notes is paid semi-annually on December 1 and June 1 of each year.

Issue Price. The issue price of the Notes is 99.050% of par.

Ranking. The notes and the note guarantees will be the Company’s and certain of its direct and indirect domestic subsidiaries’ (the “Subsidiary Guarantors”) general senior secured obligations. The notes and the note guarantees will rank: (i) senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ future subordinated debt; (ii) equal in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior debt and effectively senior to all of its unsecured debt to the extent of the value of the collateral; and (iii) effectively subordinated to all liabilities of its non-guarantor subsidiaries. The notes and the note guarantees will be secured on a first-priority basis by substantially all of the Company’s assets and the assets of the Subsidiary Guarantors.

Collateral. The Notes are secured by a first priority lien on substantially all of the Company’s assets (except for certain “Excluded Assets,” and subject to certain “Permitted Liens,” each as defined in the Indenture), including, without limitation:

•	all equity interests owned by the Company or a Subsidiary Guarantor (which, in the case of any equity interest in a foreign subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary) and the related rights and privileges associated therewith;

•	all equipment, goods and inventory owned by the Company or a Subsidiary Guarantor;

•	all cash and investment securities owned by the Company or a Subsidiary Guarantor;

•	all documents, books and records, instruments and chattel paper owned by the Company or a Subsidiary Guarantor;

•	all general intangibles owned by the Company or a Subsidiary Guarantor; and

•	any proceeds and supporting obligations thereof.

The Indenture permits the Company, under specified circumstances, to incur additional debt in the future that could equally and ratably share in the collateral. The amount of such debt is limited by the covenants contained in the Indenture.

No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Notes.

Optional Redemption. The Company has the option to redeem some or all of the Notes prior to December 1, 2016, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium and accrued and unpaid interest to the date of redemption. At any time on or after December 1, 2016, the Company may redeem some or all of the Notes at certain fixed redemption prices set forth in the Indenture expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to December 1, 2016, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with net cash proceeds received by the Company from certain equity offerings at a price equal to 111.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately thereafter.

Change of Control. If a Change of Control (as defined in the Indenture) occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes on the date of purchase, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. These covenants are subject to a number of important exceptions and qualifications. The Company is also required to maintain compliance with certain financial tests, including minimum liquidity and collateral coverage ratios.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to defaults by the Company in the payment of the principal of any the Notes when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an offer to purchase by the Company) or in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days; failure to comply with certain covenants in the Indenture; failure to comply with certain agreements in the Indenture for a period of 60 days following notice by U.S. Bank or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; failure to pay any debt within any applicable grace period after the final maturity or acceleration of such debt by the holders thereof because of a default, if the total amount of such debt unpaid or accelerated exceeds $25 million; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $25 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

This summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, which has been filed as an Exhibit hereto, copies of which are attached hereto or incorporated by reference herein as Exhibit 4.1. The text of the Indenture is incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2014, by and among HC2 Holdings, Inc., the guarantors party thereto and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HC2 HOLDINGS, INC.

By:	/s/ Andrea Mancuso
Name:	Andrea Mancuso
Title:	Acting General Counsel and Corporate Secretary

Dated: November 21, 2014

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2014, by and among HC2 Holdings, Inc., the guarantors party thereto and U.S. Bank National Association.